UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 3, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code         (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2016, Symantec Corporation (the “Company” or “Symantec”) entered into an investment agreement (the “Investment Agreement”) with Silver Lake Partners IV Cayman (AIV II), L.P. (“Silver Lake”), relating to the issuance to Silver Lake (or its designated affiliates) of $500 million principal amount of convertible 2.5% unsecured notes, due 2021 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Silver Lake Transactions”) are expected to close on or about March 4, 2016 (the “Closing”), subject to satisfaction of the conditions set forth in the Investment Agreement.

On February 4, 2016, the Company issued a press release announcing the Silver Lake Transactions. A copy of this press release is attached hereto as Exhibit 99.01.

Issuance of Convertible Notes

The Notes are expected to be governed by an indenture (the “Indenture”) between the Company and an institutional trustee to be selected by the Company with the consent of Silver Lake (the “Trustee”), and will bear interest at a rate of 2.5% per annum, payable semiannually in cash. The notes will mature in 2021 subject to earlier conversion.

The Notes will be convertible into cash, shares of the Company’s common stock (the “Common Stock”) or a combination of cash and Common Stock, at the Company’s option, at a conversion rate of 47.6190 per $1,000 principal amount of the Notes (which represents an initial conversion price of $21.00 per share), in each case subject to customary anti-dilution adjustments. Notes that are converted in connection with a make-whole fundamental change (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate.

With certain exceptions, upon a change of control of the Company, the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. Subject to certain exceptions and conditions, during a specified period beginning on the fourth anniversary of the issuance of the Notes, the holders of the Notes, at their option, may also require that the Company repurchase all or part of the principal amount of the Notes at a purchase price equal to the principal amount plus accrued and unpaid interest. In addition, the Company may redeem all or part of the principal amount of the Notes, at its option, at a purchase price equal to the principal amount plus accrued and unpaid interest on or after the fourth anniversary of the issuance of the Notes, provided that the closing trading price of the Common Stock exceeds 150% of the then-current conversion price for 20 or more trading days in the 30 consecutive trading day period preceding the Company’s exercise of this redemption right (including the last three such trading days).

The Indenture will include customary events of default, which may result in the acceleration of the maturity of the Notes under the Indenture.

Board Representation

In connection with the Closing, the Company will increase the size of the Company’s Board of Directors (the “Board”) and appoint one nominee designated by Silver Lake to the Board. The Silver Lake nominee will be Ken Hao, managing partner of Silver Lake.

Silver Lake’s rights to Board representation will terminate under certain circumstances, as described in the Investment Agreement, including if Silver Lake and its affiliates beneficially own less than 50% of the Common Stock (on an as-converted basis) owned by Silver Lake immediately following the Closing.

For so long as Silver Lake has rights to nominate a director to the Board, the Company has, subject to the approval of its governance and nominating committee of the Board, agreed to include such person in its slate of nominees for election to the Board at each of the Company’s meetings of stockholders in which directors are to be elected and to use its reasonable efforts to cause the election of such person.

Standstill and Voting Obligations

Pursuant to the Investment Agreement, Silver Lake has agreed, subject to certain exceptions, that until the earliest of (i) the later of (A) the date that is six months following such time as Silver Lake no longer has a representative or rights to have a representative on the Board and (B) the three-year anniversary of the Closing, (ii) the effective date of a change of control of the Company and (iii) 90 days after Silver Lake does not beneficially own any Notes or shares of Common Stock other than any shares issued to any Silver Lake designee as compensation for their service on the Board (the “Standstill Period”), Silver Lake will not, among other things: (i) acquire any securities of the Company if, immediately after such acquisition, Silver Lake would collectively own in the aggregate more than 10.0% of the then outstanding voting securities of the Company, (ii) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company or its securities, or make any public statement with respect to such transaction, (iii) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (iv) sell, transfer or otherwise dispose of any voting securities of the Company to any person who is (or will become upon consummation of such sale, transfer or other disposition) a beneficial owner of 12.5% or more of the outstanding voting securities of the Company, or (v) call or seek to call any meeting of stockholders or other referendum or consent solicitation.

In addition, Silver Lake has agreed to vote any shares of Common Stock beneficially owned by it in accordance with the recommendations of the Board at each meeting of stockholders of the Company or pursuant to any action by written consent.

Participation Rights

Pursuant to the Investment Agreement, the Company has agreed, subject to certain exceptions, that until the earliest of (i) such time as Silver Lake no longer has a representative or rights to have a representative on the Board and (ii) the 18 month anniversary of the Closing, Silver Lake will have the option to purchase all (but not less than all) of any proposed issuance by the Company of any equity security or instrument convertible into or exchangeable for any equity security.

Conversion and Transfer Restrictions / Registration Rights

The Investment Agreement restricts Silver Lake’s ability to transfer or convert the Notes to Common Stock, subject to certain exceptions specified in the Investment Agreement and summarized below.

Prior to the earlier of (i) the 12 month anniversary of the Closing and (ii) a change of control of the Company, Silver Lake will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or converting the Notes. These restrictions shall not apply to, among others transfers, pledges of the Notes or the satisfaction of obligations related to pledged Notes, in each case in connection with one or more bona fide margin loans.

Subject to certain limitations, the Investment Agreement provides Silver Lake with certain registration rights for the Notes and the shares of Common Stock issuable upon conversion of the Notes.

The foregoing description of the Investment Agreement is qualified in its entirety by reference to the Investment Agreement (including the form of Indenture attached as Exhibit A thereto), which is attached hereto as Exhibit 10.01 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sale of Securities

On February 3, 2016, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $500 million principal amount of the Notes to Silver Lake in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company will offer and sell the Notes to Silver Lake in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Silver Lake in the Investment Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On February 4, 2016, the Company also announced that the Board declared a special dividend of $4.00 per share on the issued and outstanding shares of Common Stock (the “Special Dividend”). The Special Dividend will be paid on March 22, 2016 to holders of record as of the close of business on March 8, 2016. This announcement is contained in the press release attached hereto as Exhibit 99.01.

On February 4, 2016, the Company also announced that the Board declared a quarterly cash dividend of $0.15 per share of Common Stock to be paid on March 16, 2016 to holders of record as of the close of business on February 22, 2016. The ex-dividend date will be February 18, 2016.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description

10.01	Investment Agreement, by and among Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P., dated as of February 3, 2016

99.01	Press Release announcing the Silver Lake Transaction, dated February 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: February 9, 2016	By:	/S/ SCOTT C. TAYLOR

Scott C. Taylor
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.01	Investment Agreement, by and among Symantec Corporation and Silver Lake Partners IV Cayman (AIV II), L.P., dated as of February 3, 2016

99.01	Press Release announcing the Silver Lake Transaction, dated February 4, 2016